UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

ARC GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54226	59-3649554
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

212 Guilbeau Road
Lafayette, Louisiana	70506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2016, ARC Group, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Seenu G. Kasturi (“Seller”) pursuant to which the Company agreed to acquire all of the issued and outstanding membership interests (the “Membership Interests”) of Seediv, LLC, a Louisiana limited liability company (“Seediv”), from Seller. Seediv is the owner and operator of the Dick’s Wings and Grill restaurant located at 100 Marketside Avenue, Suite 301, in the Nocatee development in Ponte Vedra, Florida 32081 (the “Nocatee Restaurant”) and the Dick’s Wings and Grill restaurant located at 6055 Youngerman Circle in Argyle Village in Jacksonville, Florida 32244 (the “Youngerman Circle Restaurant”). The transactions contemplated by the Purchase Agreement are sometimes referred to herein collectively as the “Acquisition”. The closing of the Acquisition occurred simultaneously with the execution of the Purchase Agreement by the Company and Seller on December 19, 2016 (the “Closing Date”).

The Company agreed to pay Seller $600,000 for the Membership Interests on the Closing Date, consisting of: (a) a cash payment of $13,665, (b) the cancellation and termination of accounts receivable originally owed to the Company by DWG Acquisitions, LLC, a Louisiana limited liability company (“DWG Acquisitions”), and subsequently transferred to Seediv, in the amount of $259,123, and (c) the cancellation and termination of debt originally owed to the Company by Raceland QSR, LLC, a Louisiana limited liability company (“Raceland QSR”), and subsequently transferred to Seediv, in the amount of $327,212. The Company also agreed to pay Seller an earn-out payment (the “Earn-Out Payment”) calculated as follows: (x) the amount equal to: (i) 5.5, multiplied by (ii) the amount equal to the sum of: (A) earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Nocatee Restaurant for the year ended December 31, 2017 (the “Earn-Out Period”), plus (B) EBITDA for the Youngerman Circle Restaurant for the Earn-Out Period, less (y) $600,000; provided, however, that in no event shall the Earn-Out Payment be less than zero.

At any time on or prior to April 16, 2018, Seller may elect to receive all or part of the Earn-Out Payment in the form of shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”); provided, however, that Seller may only make this election if, at the time of making such election: (a) Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and (b) Seller executes a customary investment representation letter in a form acceptable to the Company. In the event Seller elects to receive shares of Common Stock, the number of shares will be calculated based on the average daily closing price of the shares of Common Stock on the OTCQB market tier of the “pink sheets” maintained by the OTC Markets Group, Inc. during the 30-day period immediately preceding the Closing Date. The shares will be “restricted securities” as such term is defined under Rule 144 of the Securities Act. Notwithstanding the foregoing: (x) in no event shall the Company be required to issue shares of Common Stock exceeding 20% of the number of shares of Common Stock issued and outstanding on the Closing Date, and (y) in no event shall the Company be required to issue more shares of Common Stock to Seller than are then authorized and available for issuance by the Company. In the event Seller elects to receive all or part of the Earn-Out Payment in the form of shares of Common Stock and the restrictions set forth in clauses (x) and/or (y) of the immediately preceding sentence are triggered, then, notwithstanding Seller’s election to receive all or part of the Earn-Out Payment in the form of shares of Common Stock, the Company shall issue the maximum number of shares of Common Stock permitted under clauses (x) and (y) and shall settle any liability to Seller created as a result thereof in cash.

The Purchase Agreement contains customary representations, warranties and covenants of each of the parties thereto. The Purchase Agreement also contains customary indemnification provisions whereby each party will indemnify the other party for losses arising out of inaccuracies in, or breaches of, the representations, warranties and covenants made by such party under the Purchase Agreement and certain other matters. Seller shall be responsible for all income taxes related to the operation of Seediv’s business on or before the Closing Date, and the Company will generally be responsible for all income taxes related to the operation of Seediv’s business after the Closing Date. All transfer, sales, use and other non-income taxes shall be borne equally by the Company and Seller.

Seller owns approximately 13.8% of the Company’s issued and outstanding shares of Common Stock. In addition, Seller serves as the President, Treasurer and Secretary, and as the sole member of the board of directors, of Blue Victory Holdings, Inc., a Nevada corporation (“Blue Victory”), and owns 90% of the equity interests in Blue Victory. Since September 2013, the Company has been a party to a loan agreement with Blue Victory pursuant to which Blue Victory agreed to extend a revolving line of credit facility to the Company for up to $1 million. Fred D. Alexander serves as a member of the Company’s board of directors and as an executive officer of Blue Victory. Seller also serves as the President, Treasurer and Secretary of, and is the sole member of, DWG Acquisitions and Raceland QSR, and owns all of the equity interests in DWG Acquisitions and Raceland QSR. DWG Acquisitions currently owns and operates six of the Company’s 22 franchised restaurants.

In reviewing the Acquisition, the Company’s board of directors considered all relevant facts and circumstances associated with the Acquisition, including, without limitation, the commercial reasonableness of the terms of the Acquisition, the benefits and perceived benefits, or lack thereof, to the Company, the opportunity costs of pursuing alternate transactions, the materiality and character of Seller’s interest, and the actual or apparent conflict of interest of Seller. The Company believes that the processes that its board of directors followed helped ensure the appropriateness of its decision to complete the Acquisition. Accordingly, the Company believes that the Acquisition was completed on terms that are fair and reasonable to the Company, and that such terms are consistent with those that would have been obtained by the Company through arm’s-length negotiations with unrelated third parties.

The Purchase Agreement has been included solely to provide readers with information regarding its terms. It is not intended to be a source of financial, business or operational information about the parties thereto or their respective subsidiaries or affiliates, if any. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the agreement and as of specific dates, were made solely for the benefit of the parties thereto, and may be subject to qualifications and limitations agreed upon by the parties, including being qualified by confidential disclosures. The representations, warranties and covenants may have been made for the purpose of allocating contractual risk between the parties to the agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the agreement that differ from those applicable to readers. Readers should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or their respective subsidiaries or affiliates, if any. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s filings with the Securities and Exchange Commission (“SEC”) or other public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference herein.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference herein.

To the extent that the potential number of shares of Common Stock, if any, that may in the future be issued to the Seller pursuant to the Purchase Agreement could exceed five percent (5%) of the number of the Company’s outstanding shares of Common Stock, such shares will, if issued, be issued to an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, and will be issued directly by the Company without any general solicitation or advertising of any kind and without payment of any underwriting discounts or commissions to any person.

Section 8 – Other Events

Item 8.01	Other Events.

On December 20, 2016, the Company issued a press release announcing the execution of the Purchase Agreement and completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of this Current Report on Form 8-K (this “Report”) will be filed by amendment to this Report no later than 71 calendar days after the date this Report is required to be filed with the SEC.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of this Report will be filed by amendment to this Report no later than 71 calendar days after the date this Report is required to be filed with the SEC.

(d)	Exhibits.

2.1	Membership Interest Purchase Agreement, dated December 19, 2016, by and between ARC Group, Inc. and Seenu G. Kasturi

99.1	Press Release of ARC Group, Inc. dated December 20, 2016

* * * * *

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and are intended to be covered by the safe harbor created thereby. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to: (i) the integration of Seediv into the Company’s business, which will require significant time, attention and resources of the Company’s senior management and others within the Company, potentially diverting their attention from other aspect of the Company’s business, (ii) the future results of operations and performance of Seediv, which could differ significantly from management’s expectations and estimates, (iii) the potential adverse effects on the Company’s business, properties or operations caused by the Company completing the Acquisition, (iv) the costs, fees, expenses and charges related to or triggered by the Acquisition that may in the future be incurred by the Company, (v) the initiation or outcome of any legal or regulatory proceedings related to the Acquisition that may be instituted against the Company, and (vi) the effect that the Acquisition will have on the price of the Company’s shares of Common Stock. Additional factors that could cause actual results to differ materially from the Company’s expectations are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its other filings and submissions with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. All information set forth in this Report is accurate as of December 23, 2016. Except as required by law, the Company does not intend, and assumes no obligation, to update or revise this information to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Dated: December 23, 2016	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement, dated December 19, 2016, by and between ARC Group, Inc. and Seenu G. Kasturi

99.1	Press Release of ARC Group, Inc. dated December 20, 2016